AMENDED AND REVISED

BYLAWS

OF

CLEAR SYSTEM RECYCLING, INC.

SECTION 1

SHAREHOLDERS' AND SHAREHOLDERS' MEETINGS

1.1

Annual Meeting.  The annual meeting of the shareholders of this corporation (the "Corporation") for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at the principal office of the corporation, or at some other place either within or without the State of Nevada as designated by the Board of Directors, on the day and at the time specified in Exhibit A, which is attached hereto and incorporated herein by this reference, or on such other day and time as may be set by the Board of Directors.  If the specified day is a Sunday or a legal holiday, then the meeting will take place on the next business day at the same time or on such other day and time as may be set by the Board of Directors.

1.2

Special Meetings.  Special meetings of the shareholders for any purpose or purposes may be called at any time by the President; by all of the Directors provided that there are no more than three, or if more than three, by any three Directors; or by the holder of a majority share of the capital stock of the corporation.  The meetings shall be held at such time and place as the Board of Directors may prescribe, or, if not held upon the request of the Board of Directors, at such time and place as may be established by the President or by the Secretary in the President's absence.  Only business within the purpose or purposes described in the meeting notice may be conducted, unless there is unanimous consent of the shareholders present at the meeting to conduct other business than that described in the meeting notice.

1.3

Notice of Meetings.  Written notice of the place, date and time of the annual shareholders' meeting and written notice of the place, date, time and purpose or purposes of special shareholders' meeting shall be delivered not less than ten (10) or more than sixty (60) days before the date of the meeting, either personally, by facsimile, or by mail, or in any other manner approved by law, by or at the direction of the President or the Secretary, to each shareholder of record entitled to notice of such meeting, Mailed notices shall be deemed to be delivered when deposited in the mail, first-class postage prepaid, correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders.

1.4

Shareholders' Action Without a Meeting.  The shareholders may take any action without a meeting that they could properly take at a meeting, as set forth pursuant to Nevada law.  A shareholder may withdraw consent only be delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation.

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1.5

Telephone Meetings.  Shareholders may participate in a meeting of shareholders by means of a conference telephone or any similar communications equipment that enables all persons participating in the meeting to hear each other during the meeting.  Participation by such means shall constitute presence in person at a meeting.

1.6

List of Shareholders.  At least fifteen (15) days before any shareholders' meeting, the Secretary of the Corporation or the agent having charge of the stock transfer books of the Corporation shall have compiled a complete list of the shareholders entitled to notice of a shareholders' meeting, arranged in alphabetical order and by voting group, with the address of each shareholder and the number, class, and series, if any, of shares owned by each.

1.7

Quorum and Voting.  The presence in person or by proxy of the holders of a majority of the votes entitled to be cast on a matter at a meeting shall constitute a quorum of shareholders for that matter.  If a quorum exists, action on a matter shall be approved by a voting group if the votes cast within a voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes are required by the Articles of Incorporation or by law.  Each share shall be entitled to one vote.  If the Articles of Incorporation or Nevada law provide for voting by two or more voting groups on a matter, action on a matter is taken only when voted upon by each of those voting groups counted separately.  Action may be taken by one voting group on a matter even though no action is taken by another voting group.

1.8

Order of Business.  The following order of business shall be observed at all meeting of the shareholders so far as is practicable:

a.

Call the roll;

b.

Reading, correcting, and approving of the minutes of the previous meeting;

c.

Reports of Officers;

d.

Reports of Committees;

e.

Election of Directors;

f.

Unfinished business; and

g.

New business

1.9

Adjourned Meetings.   If no quorum exists, the shareholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage pre-paid to each shareholder of record at least ten (10) days before such date to which the meeting was adjourned. If a shareholders' meeting is adjourned to a different place, date or time, whether for failure to achieve a quorum or otherwise, notice need not be given of the new place, date or time if the new place, date or time is announced at the meeting before adjournment.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in these Bylaws, that determination shall apply to any adjournment thereof, unless Nevada law requires fixing a new record date.  If Nevada law requires that a new record date be set for the adjourned meeting, notice of the adjourned meeting must be given to shareholders as the new record date.  Any business may be

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transacted at an adjourned meeting that could have been transacted at the meeting as originally called.

1.10

Proxies.  A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by an agent.  No appointment shall be valid after 11 months from the date of its execution unless the appointment form expressly so provides.  An appointment of a proxy is revocable unless the appointment is coupled with an interest.  No revocation shall be effective until written notice thereof has actually been received by the Secretary of the Corporation or any other person authorized to tabulate votes.

1.11

Actions by Written Consent.  Any corporate action required by the Bylaws, to be voted upon or approved by the directors, shall be valid if consent to action taken without a meeting is signed, setting forth the action so taken, in the case of action by directors of the Corporation.

SECTION 2

SHARES AND CERTIFICATES OF SHARES

2.1

Share Certificates.  Share certificates shall be issued in consecutive numerical order, and each shareholder shall be entitled to a certificate signed by the President or a Vice President, and attested by the Secretary or an Assistant Secretary.  Share certificates may be sealed with the corporate seal, if any, and the shares shall be entered into the corporate books.  Facsimiles of the signatures and seal may be used as permitted by law.  Every share certificate shall state:

(a)

the name of the Corporation;

(b)

that the Corporation is organized under the laws of the State of Nevada;

(c)

the name of the person to whom the share certificate is issued;

(d)

The number, class and series (if any) of shares that the certificate represents and the dates of issue; and

(e)

if the Corporation is authorized to issue shares of more than one class or series, that upon written request and without charge, the Corporation will furnish any shareholder with a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series, and the authority of the Board of Directors to determine variations for future series.

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2.2

Consideration for Shares.  Shares of the Corporation may be issued for such consideration as shall be determined by the Board of Directors to be adequate.  The consideration for the issuance of shares may be paid in whole or in part in cash, or in any tangible or intangible property or benefit to the Corporation, including but not limited to promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation.  Establishment by the Board of Directors of the amount of consideration received or to be received for shares of the Corporation shall be deemed to be a determination that the consideration so established is adequate.

2.3

Transfers.  Shares may be transferred by delivery of the certificate, accompanied either by an assignment in writing on the back of the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the record holder of the certificate.  Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the Corporation until the outstanding certificate therefore has been surrendered to the Corporation.  Upon surrender to the corporation of the transferred shares, the certificates representing the transferred shares shall be canceled upon the books of the corporation and new share certificates shall be issued to the transferee.  The corporation shall treat the recorded holder of any shares of the holder in fact of such shares and shall not be obligated to recognize any other claims as to the ownership of such shares.

2.4

Loss or Destruction of Certificates.  In the event of the loss or destruction of any certificate, a new certificate may be issued in lieu thereof upon satisfactory proof of such loss or destruction, and upon the giving of security against loss to the Corporation by bond, indemnity or otherwise, to the extent deemed necessary by the Board of Directors, the Secretary, or the Treasurer.

2.5

Fixing Record Date.  The Board of Directors may fix in advance a date as the record date for determining shareholders entitled:  (i) to notice of or to vote at any shareholders' meeting or adjournment thereof;  (ii) to receive payment of any share dividend; or (iii) to receive payment of any distribution.  The Board of Directors may in addition fix record dates with respect to any allotment of rights or conversion or exchange of any securities by their terms, or for any other proper purpose, as determined by the Board of Directors and by law.  The record date shall be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days (or such longer period as may be required by Nevada law) prior to the date on which the particular action requiring determination of shareholders is to be taken.  If no record date is fixed for determining the shareholders entitled to notice of or to vote at a meeting of shareholders, the record date shall be the date before the day on which notice of the meeting is mailed.  If no record date is fixed for the determination of shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation's own shares), the record date shall be the date on which the Board adopted the resolution declaring the distribution.  If no record date is fixed for determining shareholders entitled to a share dividend, the record date shall be the date on which the Board of Directors authorized the dividend.

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SECTION 3

BOARD OF DIRECTORS

3.1

Number, Qualification  and Term.  The general business affairs and property of the corporation shall be managed under the direction of a Board of Directors, the number of members of which is set forth in exhibit A.  The Board of Directors may increase or decrease this number by resolution.  All members of the Board of Directors shall be natural persons who are at least eighteen (18) years of age.  Each member of the Board of Directors shall serve for a one year term and may be elected to successive terms.  A decrease in the number of directors shall not shorten the term of an incumbent director.

3.2

Vacancies.  Except as otherwise provided by law, vacancies in the Board of Directors, whether caused by resignation, death, retirement, disqualification, removal, increase in the number of directors, or otherwise, may be filled for the remainder of the term by the Board of Directors, by the shareholders, or, if the directors in office constitute less than a quorum of the Board of Directors, by an affirmative vote of a majority of the remaining directors.  The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected.  A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director(s) may not take office until the vacancy occurs.

3.3

Quorum and Voting.  At any meeting of the Board of Directors, the presence in person (including by electronic means such as a telephone conference call) of a majority of the number of directors presently in office shall constitute a quorum for the transaction of business.  Notwithstanding the foregoing, in no case shall a quorum be less than one-third of the authorized number of directors.  If a quorum is present at the time of a vote, the affirmative vote of a majority of the directors present at the time of the vote shall be the act of the Board of Directors and of the Corporation except as may be otherwise specifically provided by the Articles of Incorporation, by these Bylaws, or by law.  Each director shall have one vote. A director who is present at a meeting of the Board of Directors when action is taken is deemed to have assented to the action taken unless:  (a) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or to transacting business at the meeting; (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting.  The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.4

Election.  The directors shall be elected by a majority vote of the shares entitled to vote at the meeting either in person or by proxy at the shareholder annual meeting or at a special meeting called for that purpose.

3.5

Regular Meetings.  Regular meetings of the Board of Directors shall be held at such place, date and time as shall from time to time be fixed by resolution of the Board.

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3.6

Special Meetings.  Special meetings of the Board of Directors may be held at any place and at any time and may be called by the Chairman of the Board, the President, Vice President, Secretary or Treasurer, or and two or more directors.

3.7

Notice of Meetings.  Unless the Articles of Incorporation provide otherwise, any regular meeting of the Board of Directors may be held without notice to the shareholders of the date, time, place, or purpose of the meeting.  Any special meeting of the Board of Directors must be preceded by at least two (2) days' written notice to the directors of the date, time, and place of the meeting, but not of its purpose, unless the Articles of Incorporation or these Bylaws require otherwise.  Purpose may be given personally, by facsimile, by mail, or in any other manner allowed by law.  Oral notice shall be sufficient only if a written record of such notice is included in the Corporation's minute book.  Purpose shall be deemed effective at the earliest of:  (a) receipt; (b) delivery to the proper address or telephone number of the director as shown in the Corporation's records; or (c) five days after its deposit in the United States mail, as evidenced by the postmark, if correctly addressed and mailed with first-class postage prepaid.  Notice of any meeting of the Board of Directors may be waived by any director at any time, by a signed writing, delivered to the Corporation for inclusion in the minutes, either before or after the meeting.  Attendance or participation by a director at a meeting shall constitute a waiver of any required notice of the meeting unless the director promptly objects to holding the meeting or to the transaction of any business on the grounds that the meeting was not lawfully convened and the director does not thereafter vote for or assent to action taken at the meeting.

3.8

Directors' Action Without A Meeting.  The Board of Directors or a committee thereof may take any action without a meeting that it could properly take at a meeting if by executing a resolution setting forth the action signed by all of the directors, or all of the members of the committee, as the case may be, either before or after the action is taken, and if the signed resolution is delivered to the Corporation for inclusion in the minutes or filing with the corporate records.  Such action shall be effective upon the signing of a resolution by the last director to sign, unless the consent specifies a later effective date.

3.9

Committees of the Board of Directors.  The Board of Directors, by resolutions adopted by a majority of the members of the Board of Directors in office, may create from among its members one or more committees and shall appoint the members thereof.  Each such committee must have two or more members, who shall be directors and who shall serve at the pleasure of the Board of Directors.  Each committee of the Board of Directors may exercise the authority of the Board of Directors to the extent provided in its enabling resolution and any pertinent subsequent resolutions adopted in like manner, provided that the authority of each such committee shall be subject to applicable law.  Each committee of the Board of Directors shall keep regular minutes of its proceedings and shall report to the Board of Directors when requested to do so.

3.10

Telephone Meetings.  Members of the Board of Directors or of any committee appointed by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment that

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enables all persons participating in the meeting to hear each other during the meeting.  Participation by such means shall constitute presence in person at a meeting.

3.11

Removal.  Any director may be removed at any time by a two-thirds shareholder vote at a special meeting called for that purpose.

3.12

Resignation.  Any director may resign at any time by giving written notice of such resignation to the Board, the President or the Secretary of the corporation.  Unless otherwise specified in the notice of resignation, such resignation shall take effect upon receipt thereof by the board or by such officer, and acceptance of the resignation shall not be necessary to make it effective.

SECTION 4

OFFICERS

4.1

Officers Enumerated, Election, Term.  The officers of the Corporation shall consist of such officers and assistant officers as may be designated by resolution of the Board of Directors.  The officers may include a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and any assistant officers, but shall not include at least a  President, Secretary and Treasurer.  Each officer shall serve a one year term and may be elected to successive terms.  The officers shall hold office at the pleasure of the Board of Directors.  All officers shall remain in office after the expiration of their term until a successor is chosen or until their resignation or removal before the expiration of their term.  Unless otherwise restricted by the Board of Directors, the President may appoint any assistant officer, the Secretary may appoint one or more Assistant Secretaries, and the Treasurer may appoint one or more Assistant Treasurers; provided that any such appointments shall be recorded in writing in the corporate records.

4.2

Qualifications.  None of the officers of the Corporation need to be a director.  Any two or more corporate offices may be held by the same person.  All officers must be natural persons who are at least eighteen (18) years of age.

4.3

Duties of the Officers.  Unless otherwise prescribed by the Board of Directors, the duties of the officers shall be as follows:

4.3.1

Chairman of the Board.  The Chairman of the Board, if one is elected, shall preside at meetings of the Board of Directors and of the shareholders, shall be responsible for carrying out the plans and directives of the Board of Directors, shall report to and consult with the Board of Directors, and, if the Board so resolves, shall be the Chief Executive Officer.  The Chairman of the Board shall have such other powers and duties as the Board of Directors may from time to time prescribe.

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4.3.2

President.  The President shall exercise the usual executive powers and duties pertaining to the office of President, subject to the Board of Directors, including but not limited to; general control over the day to day management of the corporation; signing and countersigning all certificates, contracts and other instruments of the corporation; and any other powers or duties assigned by the Board of Directors from time to time.  In the absence of a Chairman of the Board, the President shall preside at meetings of the Board of Directors and of the shareholders, perform the other duties of the Chairman of the Board prescribed in this Section, and perform such other duties as the Board of Directors may from time to time designate.

4.3.3

Vice President.  Each Vice President shall perform such duties as the Board of Directors may from time to time designate.  In addition, the Vice President, or if there is more than one, the most senior Vice President available, shall act as President in the absence or disability of the President.

4.3.4

Secretary.  The Secretary shall be responsible for and shall keep, personally or with the assistance of others, records of the proceedings of the directors and shareholders; authenticate records of the Corporation; attest all certificates of stock in the name of the Corporation; keep the corporate seal, if any, and affix the same to certificates of stock and other proper documents; keep a record of the issuance of certificates of stock and the transfers of the same; shall issue notices for all meetings as required by the Bylaws; shall have charge of the corporate books; shall be responsible that the corporation complies with NRS 78.05 by supplying to the Nevada Registered Agent, or registered office in Nevada if applicable, any and all amendments or changes to the corporations Articles of Incorporation and any and all amendments or changes to the Bylaws of the corporation and a current statement setting out the name of the custodian of the stock ledger or duplicate stock ledger and the present and complete postal address including street and number if any, or such stock ledger or duplicate stock ledger is kept;] and shall make such reports and perform such other duties as are incident to the office, or properly required by the Board of Directors.

4.3.5

Treasurer.  The Treasurer shall have the care and custody of, and be responsible for, all funds and securities of the Corporation and shall cause to be kept regular books of account.  The Treasurer shall cause to be deposited all funds and other valuable effects in the name of the Corporation in such depositories as may be designated by the Board of Directors and disperse funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the Board of Directors, making proper vouchers for such disbursements and shall render to the Board of Directors, from time to time as may be required of him, an account of all transactions as treasurer and of the financial condition of the corporation.  In general, the Treasurer shall perform all of the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Board of Directors.

4.3.6

Resident Agent.  The Resident Agent shall be in charge of the corporations registered office in the state of Nevada and shall accept service for process on behalf of the corporation and shall perform all duties of him by statute.

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4.3.7

Assistant Officers.  Assistant officers may consist of one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers.  Each assistant officer shall perform those duties assigned to him or her from time to time by the Board of Directors, the President, or the officer who appointed him or her.

4.4

Vacancies.  The Board of Directors shall fill any vacancies in any office arising from any cause at any regular or special meeting.

4.5

Removal.  Any officer or agent may be removed by action of the Board of Directors with or without cause, but any removal shall be without prejudice to the contract rights, if any, of the person removed.  Election or appointment of an officer or agent shall not of itself create any contract rights.

4.6

Compensation.  The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

SECTION 5

UINDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERSU

5.1

Grant of Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of this or another Corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan (a "covered person"), whether the basis of such proceeding is alleged action in an official capacity as a covered person shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who ceased to be a covered person and shall inure to the benefit of his or her heirs, executors and administrators.

5.2

Limitations on Indemnification.   No indemnification shall be provided hereunder to any covered person to the extent that such indemnification would be prohibited by Nevada state law or other applicable law as then in effect, nor, with respect to proceedings seeking to enforce rights to indemnification, shall the Corporation indemnify any covered person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person except where such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, nor shall the corporation indemnify any covered person who shall be adjudged in

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any action, suit or proceeding for which indemnification is sought, to be liable for any negligence or intentional misconduct in the performance of a duty.

5.3

Advancement of Expenses.  The right to indemnification conferred in this section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, except where the Board of Directors shall have adopted a resolution expressly disapproving such advancement of expenses.

5.4

Right to Enforce Indemnification.  If a written claim to enforce indemnification is not paid in full by the Corporation within 60 days after receipt by the Corporation, or if a claim for expenses incurred in defending a proceeding in advance of its final disposition is not paid within 20 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  The claimant shall be presumed to be entitled to indemnification hereunder upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled.  It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible hereunder or under Nevada state law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth herein or in Nevada state law nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

5.5

Nonexclusively.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall be valid to the extent consistent with Nevada law.

5.6

Indemnification of Officers, Employees and Agents.  The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to officers, employees and agents of the Corporation on the same terms and with the same scope and effect as the provisions of this section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, Nevada state law or on such other terms as the Board may deem proper.

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5.7

Insurance and Other Security.  The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by the individual in that capacity or arising from his or her status as an officer, director, agent, or employee, whether or not the Corporation would have the power to indemnify such person against the same liability under Nevada state law.  The Corporation may enter into contracts with any director or officer of the Corporation in furtherance of the provisions of this section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this section.

5.8

Amendment or Modification.  This section may be altered or amended at any time as provided in these Bylaws, but no such amendment shall have the effect of diminishing the rights of any person who is or was an officer or director as to any acts or omissions taken or omitted to be taken prior to the effective date of such amendment.

5.9

Effect of Section.  The rights conferred by this section shall be deemed to be contract rights between the Corporation and each person who is or was a director or officer.  The Corporation expressly intends each such person to rely on the rights conferred hereby in performing his or her respective duties on behalf of the Corporation.

SECTION 6

DIVIDENDS

6.1

Dividends.  The Directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

SECTION 7

WAIVER OF NOTICE

7.1

Waiver of Notice. Unless otherwise provided by law, whenever any notice is required to be given at any shareholder or Director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to a notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

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SECTION 8

AMENDMENT OF BYLAWS

8.1

Any of the Bylaws may be amended by a majority vote of the shareholders at any annual meeting or at any special meeting called for that purpose.

8.2

The Board of Directors may amend the Bylaws or adopt additional Bylaws, but shall not alter or repeal any Bylaws adopted by the shareholders of the company.

/s/ Cheryl Nesler

SECRETARY

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EXHIBIT A

Section 1.1.

Date and time of annual shareholders' meeting:

February 1, or if on a weekend, the first Monday thereafter

Section 2.1.

Number of members of Board of Directors, unless and until changed by resolution of the Board of Directors:

Not less than one (1) nor more than twelve (12)

Section 6.

Fiscal year: March 31

Section 7.

Corporate seal, if any: NONE

Date Amended and Revised Bylaws Adopted: July 18, 2011

Secretary:

/s/ Cheryl Nesler

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